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                                                                     EXHIBIT 5.1

                                   May 6, 2005


Zapata Corporation
100 Meridian Centre, Suite 350
Rochester, New York  14618

         RE:      48,000 SHARES OF COMMON STOCK, PAR
                  VALUE $0.01 PER SHARE, OF ZAPATA CORPORATION

Dear Sir or Madam:

         We refer to the Registration Statement on Form S-8 ("REGISTRATION STATEMENT") filed by Zapata Corporation (the "COMPANY") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"), relating to the registration of 48,000 shares of common stock, par value $0.01 per share (the "SHARES"), of the Company which may be issued upon exercise of stock options granted to non-employee directors of the Company pursuant to director stock option agreements dated March 1, 2002 (the "OPTION AGREEMENTS").

         We are familiar with the proceedings to date with respect to the Option Agreements and the proposed issuance and sale of the Shares and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

         Based on the foregoing, we are of the opinion that the Shares will be, as and when acquired in accordance with the terms and conditions of the Option Agreements, legally issued, fully paid and non-assessable under the Nevada Revised Statutes. This opinion is based solely on the opinion of Woodburn & Wedge, LLP delivered to us on this date relating to such matters and is subject to the qualifications and limitations stated therein.

         We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                Very truly yours,

                             WOODS OVIATT GILMAN LLP

                           /s/ Woods Oviatt Gilman LLP